EXHIBIT 99.2

BABYUNIVERSE, INC. AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED INFORMATION

INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined financial information gives effect to the acquisition of substantially all of the assets, liabilities, contracts, and intellectual property of Posh Tots, LLC (“Posh Tots”).

On January 13, 2006 (“Effective Date”), the Registrant, BabyUniverse, Inc. (“BabyUniverse”) completed an acquisition (the “Acquisition”) of substantially all of the assets of Posh Tots. The Acquisition was consummated pursuant to the terms and provisions of an Asset Purchase Agreement dated as of January 13, 2006 by and between PoshBaby, Inc., a wholly owned subsidiary of BabyUniverse, and Posh Tots.  The consideration paid by BabyUniverse consisted of $6.0 million in cash, a promissory note for $6.0 million, 237,248 shares of BabyUniverse common stock, valued at $2,014,236 based on an average price of $8.49 over the seven trading days preceding, the day of, and the seven trading days following the Acquisition, and warrants to purchase 110,000 shares of BabyUniverse common stock at a price of $8.10 per share, less a purchase price adjustment based on the Company’s working capital on the acquisition date.

The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on December 31, 2005. The unaudited pro forma combined Statements of Income for the year ended December 31, 2005 gives effect to the Acquisition as if it had occurred at the beginning of 2005.

The unaudited pro forma combined financial information has been included as required and allowed by the rules of the Securities and Exchange Commission and is presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the Acquisition taken place on January 1, 2005. The pro forma condensed combined financial statements should be read in conjunction with the Company’s financial statements for the year ended December 31, 2005 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2006 and the related notes included in this Current Report on Form 8-K/A.

The allocation of the purchase price to the assets and liabilities acquired is preliminary.  A preliminary valuation analysis was received by BabyUniverse, and BabyUniverse is currently in the process of reviewing the methodologies and underlying assumptions.  Final adjustments to the valuation analysis could result in a material change in the allocation.

BABYUNIVERSE, INC. AND SUBSIDIARY
PRO FORMA UNAUDITED BALANCE SHEET
DECEMBER 31, 2005

	BabyUniverse, Inc. and Subsidiary Historical	Posh Tots, LLC Historical	Pro Forma Adjustments	(A)	Pro Forma Balance Sheet

Assets
Cash and cash equivalents	$9,925,806	$472,274	$(5,902,418)	1,3	$4,495,662
Accounts receivable	788,405	29,803	415,665	2	1,233,873
Inventory	1,237,659	108,690	—		1,346,349
Prepaids and other assets	275,532	4,678	—		280,210
Investment in subsidiary	—	—	14,145,119	1	—
	—	—	(14,145,119)	2	—

Total Current Assets	12,227,402	615,445	(5,486,753)		7,356,094
Fixed assets, net	666,793	58,548	—		725,341
Intangible assets, net	176,972	—	2,528,333	2,4	2,705,305
Deposits	45,644	—	—		45,644
Goodwill	6,620,057	—	11,877,236	2	18,497,293

Total Assets	$19,736,868	$673,993	$8,918,816		$29,329,677

Liabilities and Stockholders’ Equity (Deficit)
Accounts payable and accrued liabilities	$3,225,768	$474,876	$206,603	1,5	$3,907,247
Capital lease payable	8,061	—	—		8,061
Note payable	—	—	6,000,000	1	6,000,000
Deferred revenue	358,064	591,234	—		949,298

Total Liabilities	3,591,893	1,066,110	6,206,603		10,864,606
Common stock	5,125	—	237	1	5,362
Additional paid-in-capital	19,592,369	—	2,013,999	1	21,606,368
Unearned compensation	(553,684)	—	—		(553,684)
Warrants	—	—	361,548	1	361,548
Accumulated deficit	(2,898,835)	(392,117)	336,429	2	(2,954,523)

Total Stockholders’ Equity (Deficit)	16,144,975	(392,117)	2,712,213		18,465,071

Total Liabilities and Stockholders’ Equity (Deficit)	$19,736,868	$673,993	$8,918,816		$29,329,677

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

BABYUNIVERSE, INC. AND SUBSIDIARY
PRO FORMA UNAUDITED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2005

	BabyUniverse, Inc. and Subsidiary Historical	Posh Tots, LLC Historical	Pro Forma Adjustments	(A)	Pro Forma Statement of Income

Revenues, net	$23,702,455	$6,279,298	$—		$29,981,753
Cost of goods sold	17,417,416	3,518,944	—		20,936,360

Gross profit	6,285,039	2,760,354	—		9,045,393
Selling, general and administrative	6,927,159	2,369,692	34,084	3,4	9,330,935

Income (loss) from operations	(642,120)	390,662	(34,084)		(285,542)
Other income	177,823	3,464	—		181,287

Income (loss) before provision for income taxes	(464,297)	394,126	(34,084)		(104,255)
Provision for income taxes	(28,000)	—	(21,603)	5	(49,603)

Net income (loss)	$(492,297)	$394,126	$(55,687)		$(153,858)

Pro forma net income (loss) per common share
Basic	$(0.13)				$(0.04)
Diluted	$(0.13)				$(0.04)
Weighted average of pro forma common shares outstanding
Basic	3,667,913				3,905,161
Diluted	4,142,075				4,489,323

(A) See Note 3 - Pro Forma Adjustments

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

BABYUNIVERSE, INC. AND SUBSIDIARY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

NOTE 2 – ASSET PURCHASE AGREEMENT

On January 13, 2006, PoshBaby, Inc., a wholly owned subsidiary of BabyUniverse, Inc. (“BabyUniverse”), the Registrant, completed an acquisition of substantially all of the assets, liabilities, contracts and intellectual property of Posh Tots, LLC (“Posh Tots”).  The total consideration paid by PoshBaby, Inc. was $14,145,119, and consisted of the following:

Consideration	Value	Basis

Cash	$6,000,000	Paid at closing
Promissory note	6,000,000	Subject to principal reduction of up to $2,000,000, if prepaid at varying dates prior to the January 13, 2007 maturity date
Common stock	2,014,236	237,248 shares of BabyUniverse common stock @ $8.49 per share
Warrants	361,548	Warrants to purchase 110,000 shares of BabyUniverse common stock, with an acquisition date fair value of $3.2868 per share, and exercisable prior to January 13, 2008
Post-closing adjustment	(415,665)	Working capital required by Asset Purchase Agreement
Transaction costs	185,000	Estimated

	$14,145,119	Total amount paid for net assets acquired

The following table sets forth the preliminary allocation of the purchase price to Posh Tots’ tangible and intangible assets acquired and liabilities assumed as if the acquisition of Posh Tots’ assets and liabilities took place on December 31, 2005.

Cash	$472,274
Accounts receivable	29,803
Inventory	108,690
Prepaid and other assets	4,678
Property and equipment	58,548
Intangible assets	2,660,000
Goodwill	11,877,236
Accounts payable and accrued liabilities	(474,876)
Deferred revenue	(591,234)

Total	$14,145,119

NOTE 3 – PRO FORMA ADJUSTMENTS

1.

To reflect the payment of $6,000,000 in cash, issuance of 237,248 shares of BabyUniverse common stock, a post-closing adjustment in favor of BabyUniverse of $415,665 related to working capital required by the Asset Purchase Agreement, issuance of warrants to purchase 110,000 shares of BabyUniverse common stock and a $6,000,000 note payable to the seller in exchange for substantially all of the assets and liabilities of Posh Tots, LLC.  Also included in the investment and recorded to accounts payable are acquisition costs of $185,000.

2.

To reflect consolidation of the members’ deficit of Posh Tots, LLC and to reflect the adjustment from book value to fair market value.  The excess of the purchase price over the book value was allocated first to intangible assets at the appraised value on the date of purchase.  The remainder was allocated to goodwill.

3.

To reflect management’s salaries on a “going-forward” basis as agreed to in employment contracts entered into by PoshBaby, Inc. and three former managers of Posh Tots, LLC.  The employment contracts specify annual cash-based compensation of $360,000.  The adjustment decreased actual management’s salaries to the contracted amounts, including corporate payroll taxes, with an offset to cash to reflect the net cash that would have remained with the Company had the employment contracts been in effect for 2005.

4.	To reflect the accumulated amortization and related amortization expense of certain intangible assets that were created in connection with the acquisition of Posh Tots assets.

5.

The federal income tax effect has been omitted because BabyUniverse believes it can apply its net operating loss carryforwards to profits generated.  However, the pro forma income of Posh Tots, LLC would be subject to Virginia state income tax.  BabyUniverse’ Florida state net operating loss carryforwards would not be applicable to Virginia state income.  The applicable 2005 Virginia state tax rate of six percent has been applied against the Virginia pro forma income.